UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 24, 2013
(Date of earliest event reported)

Firsthand Technology Value Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00830 (Commission File Number)	77-6100553 (IRS Employer Identification Number)

150 Almaden Blvd., Suite 1250 San Jose, CA (Address of principal executive offices)		95113 (Zip Code)

(800) 976-8776
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Director

On April 24, 2013, Firsthand Technology Value Fund, Inc. announced that Rodney Yee resigned from its Board of Directors (the “Board”), citing personal reasons.

The Board has appointed Mark F. FitzGerald to succeed Mr. Yee as an independent director effective April 24, 2013. Mr. FitzGerald replaced Mr. Yee as a Class II director, and is a nominee for re-election at the company’s upcoming Annual Meeting of Stockholders scheduled for May 23, 2013.

Mark FitzGerald is a technology industry veteran with 24 years of experience as an engineer, researcher, and securities analyst, with particular expertise in manufacturing process technologies used in the semiconductor, solar, and disk drive industries. He began his career as an engineer at Air Products & Chemicals (a supplier of industrial gases and chemicals) and Materials Technology (a manufacturer of wafer processing equipment for the semiconductor industry). Later, he assumed analyst positions at Hambrecht & Quist, Union Bank of Switzerland, Merrill Lynch, and most recently at Banc of America Securities LLC, where he was managing director and senior analyst in the Technology Group.  Mark holds bachelor's degrees in Chemistry and Literature from McGill University and an MBA from Duke.

Updated proxy materials related to that Annual Meeting of Stockholders will be mailed shortly to stockholders.

(d) Exhibits

99.1       None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2013	FIRSTHAND TECHNOLOGY VALUE FUND, INC.

	By:	/s/ Kevin Landis
Kevin Landis
President

Exhibit Index
Exhibit No.	Description
99.1	Not Applicable.